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Exhibit 99.2

April 14, 2016
Board of Directors
Baxalta Incorporated
1200 Lakeside Drive
Bannockburn, IL 60015

Re:
Amendment No. 2 to Registration Statement on Form S-4 of Shire plc to be filed with the Securities and Exchange Commission as of the date hereof (the "Registration Statement")

Ladies and Gentlemen:

        Reference is made to our opinion letter, dated January 11, 2016 ("Opinion Letter"), as to the fairness from a financial point of view to the holders (other than Shire plc ("Shire") and its affiliates) of the outstanding shares of common stock, par value $0.01 per share, of Baxalta Incorporated ("Baxalta") of the consideration per share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of January 11, 2016, by and among Shire, BearTracks, Inc., a wholly owned subsidiary of Shire, and the Company.

        The Opinion Letter is provided for the information and assistance of the Board of Directors of Baxalta in connection with its consideration of the transaction contemplated therein. We understand that Baxalta has determined to include our Opinion Letter in the Registration Statement. In that regard, we hereby consent to the references to our Opinion Letter and to Goldman, Sachs & Co. under the captions "SUMMARY—Opinion of Baxalta's Financial Advisors," "THE MERGER—Background of the Merger," "THE MERGER—Baxalta's Reasons for the Merger; Recommendation of Baxalta's Board of Directors" and "THE MERGER—Opinion of Baxalta's Financial Advisors," and to the inclusion of our Opinion Letter as an Annex to the Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any Registration Statement (including any subsequent amendments to the Registration Statement), or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)

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  Exhibit 99.2